UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2011

ZYTO CORP

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54170 (Commission File Number)	20-5534033 (IRS Employer Identification Number)

387 South 520 West, Suite 200 Lindon, UT 84042

801-224-7199 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Items.

On August 30, 2011, ZYTO Corp (the “Registrant”) received notice from the US Food and Drug Administration (the “FDA”) that the Registrant’s Premarket Notification (the “Notification”), submitted pursuant to Section 510(k) of the U.S. Food, Drug and Cosmetic Act (the “Act”) had been approved.  The Registrant filed the Notification in May of this year.

Section 510(k) of the Act requires medical device manufacturers to register with the FDA and inform the FDA of their intent to market a medical device at least 90 days in advance. The 510(k) submission allows the FDA to determine whether an applicant’s device is "substantially equivalent" to a similar device already on the market.  ZYTO filed its Section 510(k) Premarket Notification in May of this year, and on August 30, 2011, the FDA issued its determination that the Hand Cradle was substantially equivalent to other Galvanic skin response measurement devices.

Item 7.01.      Regulation FD Disclosure.

On September 8, 2011, the Registrant issued a press release announcing the approval of the Notification by the FDA.  The press release is attached hereto as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this section of this Report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01       Financial Statements and Exhibits

(d)           Exhibits.

                                 99.1             Press Release dated September 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ZYTO Corp

Date: September 8, 2011	By:	/s/ Vaughn R Cook
Name: Vaughn R Cook
Title: Chief Executive Officer